NEWS RELEASE

Teradata Reports 2015 Second Quarter Results

•	Revenue of $623 million, down 8 percent, down 2 percent in constant currency(1)

•	Non-GAAP EPS of $0.53(2)

•
Primarily due to continued deferrals of large transactions and longer sales cycles, full-year 2015 revenue is now expected to be up 0 – 3 percent in constant currency(1), down 3 - 6 percent as reported

•	Full-year non-GAAP EPS now expected to be in the $2.20 - $2.50 range(2)

•	A non-cash impairment charge of $340 million was taken in the second quarter to write down goodwill associated with Marketing Applications business

ATLANTA, Georgia (August 6, 2015) – Teradata Corp. (NYSE:TDC) reported revenue of $623 million for the quarter ended June 30, 2015, versus $676 million reported in the second quarter of 2014. Revenue in the second quarter decreased 8 percent, and 2 percent when compared in constant currency.(1)

Gross margin in the second quarter was 52.5 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 54.9 percent in the second quarter of 2014. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 54.3 percent, down from 56.1 percent in the second quarter of 2014 due to lower revenue volume, revenue mix and foreign exchange currency impact.(2)

Teradata reported a GAAP net loss of $(265) million in the second quarter, or $(1.87) per share, which compared to net income of $96 million, or $0.60 per diluted share, in the second quarter of 2014. Stock-based compensation expense and other special items (including a $340 million goodwill impairment charge) reduced Teradata’s second quarter net income by $341 million (or $2.40 cents of EPS).(2) Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the second quarter of 2015 was $76 million, or $0.53 per diluted share, versus $114 million, or $0.72 per diluted share, in the second quarter of 2014.(2)

“We believe Teradata is positioned for constant currency growth in the second half of 2015. The integrated business units we created earlier this year – the Data and Analytics and Marketing Applications Divisions – are showing progress. With better aligned and focused end-to-end resources, we are rapidly advancing our growth initiatives and improving operating efficiencies,” said Mike Koehler, chief executive officer, Teradata Corporation.

“We remain confident in our industry-leading solutions and competitive positions in the markets we serve, and have a number of actions in progress to better position Teradata in 2016 and beyond. As always, we will continue to evaluate new initiatives that can benefit our business and enhance shareholder value.”

Segment Revenue Performance
(in millions)

	For the Three Months Ended June 30
	2015	2014	% Change as Reported	% Change in Constant Currency(1)
Data and Analytics	$575	$623	-8%	-1%
Marketing Applications	48	53	-9%	-3%
Total Revenue	$623	$676	-8%	-2%

(in millions)

	For the Six Months Ended June 30
	2015	2014	% Change as Reported	% Change in Constant Currency(1)
Data and Analytics	$1,111	$1,200	-7%	-2%
Marketing Applications	94	104	-10%	-3%
Total Revenue	$1,205	$1,304	-8%	-2%

Operating Income
Due to the goodwill impairment charge, Teradata reported a $(262) million GAAP operating loss in the second quarter of 2015, which compared to $133 million of operating income in the second quarter of 2014. On a non-GAAP basis, operating income was $107 million versus $159 million in the prior-year period.(2) The year-over-year decline in non-GAAP operating income was due to lower revenue, decreased gross margin rate, the impact of currency fluctuations, as well as higher expenses resulting from investments the company is making for future revenue growth.
Cash Flow
During the second quarter of 2015, Teradata generated $80 million of cash from operating activities compared to $138 million in the prior-year period. Teradata generated $53 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the second quarter of 2015, compared to $113 million in the same period in 2014. The year-over-year decline was primarily due to lower net income and the timing of payables.

Balance Sheet
As of June 30, 2015, Teradata had $921 million of cash and total debt of $600 million. Additionally, Teradata has $400 million available on an unused revolving credit facility.

During the quarter ended June 30, 2015, Teradata incurred a $340 million non-cash impairment charge related to goodwill associated with Teradata’s Marketing Applications business. The impairment was determined after further review and analysis following the recent creation of the separate Marketing Applications business unit.

2015 Full-year Outlook
As a result of the second quarter results and an updated outlook for the rest of the year, which now assumes continued deferrals of, and longer sales cycles for, large transactions, Teradata is lowering its full-year revenue guidance for 2015. Full-year 2015 revenue is now expected to be approximately down 3 - 6 percent on a reported basis, up 0 - 3 percent on a constant currency basis, as compared to the prior year. Due to the goodwill impairment charge, Teradata now expects a $(0.62) - $(0.32) GAAP loss per share for full-year 2015. Non-GAAP earnings per share (which excludes stock-based compensation expense, goodwill impairment and other special items) for the full-year is now expected to be in the approximate range of $2.20-$2.50.(2)
2015 Second Quarter Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s second quarter 2015 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s website at investor.teradata.com, which is used to determine revenue on a constant currency (CC) basis.

(in millions)

	For the Three Months				For the Six Months
	Ended June 30				Ended June 30
Revenue	2015	2014	% Chg As Rpt’d	% Chg In CC	2015	2014	% Chg As Rpt’d	% Chg In CC
Products	$256	$300	-15%	-9%	$497	$573	-13%	-8%
(software/hardware)

Consulting services	194	203	-4%	4%	366	392	-7%	2%
Maintenance services	173	173	0%	6%	342	339	1%	6%
Total Services	367	376	-2%	5%	708	731	-3%	4%
Total Revenue	$623	$676	-8%	-2%	$1,205	$1,304	-8%	-2%

By segment
Data and Analytics	$575	$623	-8%	-1%	$1,111	$1,200	-7%	-2%
Marketing Applications	48	53	-9%	-3%	94	104	-10%	-3%
Total Revenue	$623	$676	-8%	-2%	$1,205	$1,304	-8%	-2%

2.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as goodwill impairment and free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2015 second quarter GAAP operating loss as reported in this release included $340 million of goodwill impairment; $13 million of stock-based compensation expense; $11 million of amortization of acquisition-related intangible assets; and $5 million of acquisition, integration and reorganization expenses. In addition, the results include a $15 million gain on an equity investment.
The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release:

(in millions, except per share data)

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30
Gross Margin:	2015	2014	%Chg as Rpt’d	2015	2014	%Chg As Rpt’d
GAAP Gross Margin	$327	$371	(12)%	$604	$704	(14)%
% of Revenue	52.5%	54.9%		50.1%	54.0%

Excluding:
Stock-based compensation expense	3	3		7	6
Amortization of acquisition-related intangible assets	6	5		11	10
Acquisition, integration and reorganization related costs	2	-		3	4
Non-GAAP Gross Margin	$338	$379	(11)%	$625	$724	(14)%
% of Revenue	54.3%	56.1%		51.9%	55.5%
Operating (Loss)/Income:
GAAP Operating (Loss)/Income	$(262)	$133		$(232)	$222
% of Revenue	(42.1)%	19.7%		(19.3)%	17.0%

Excluding:
Stock-based compensation expense	13	13		30	25
Amortization of acquisition-related intangible assets	11	11		22	23
Acquisition, integration and reorganization related costs	5	2		8	14
Impairment of Goodwill	340	-		340	-
Non-GAAP Operating Income	$107	$159	(33)%	$168	$284	(41)%
% of Revenue	17.2%	23.5%		13.9%	21.8%
Net (Loss)/Income:
GAAP Net (Loss)/Income	$(265)	$96		$(243)	$155
% of Revenue	(42.5)%	14.2%		(20.2)%	11.9%

Excluding:
Stock-based compensation expense	9	9		21	17
Amortization of acquisition-related intangible assets	6	7		14	15
Acquisition, integration and reorganization related costs	3	1		5	8
(Gain)/loss on equity investments	(9)	1		(9)	6
Impairment of Goodwill	332	-		332	-
Non-GAAP Net Income	$76	$114	(33)%	$120	$201	(40)%
% of Revenue	12.2%	16.9%		10.0%	15.4%

	For The Three Months		For the Six Months
	Ended June 30		Ended June 30
Earnings Per Share:	2015	2014	2015	2014	2015 Full-Year Guidance
GAAP (Loss)/Earnings Per Share	$(1.87)	$0.60	$(1.69)	$0.97	$(0.62) - $(0.32)
Excluding:
Stock-based compensation expense	0.06	0.06	0.15	0.11	0.32
Amortization of acquisition-related intangible assets	0.04	0.04	0.10	0.09	0.19
Acquisition, integration and reorganization related costs	0.02	0.01	0.03	0.05	0.09
Net (gain)/loss on equity investments	(0.06)	0.01	(0.06)	0.03	(0.06)
Impairment of Goodwill	2.34	-	2.31	-	2.32
Impact of dilution*	-	-	(0.02)	-	(0.04)
Non-GAAP Diluted Earnings Per Share	$0.53	$0.72	$0.82	$1.25	$2.20 - $2.50

*Represents the impact to earnings per share as a result of moving from basic to diluted shares. See the Reconciliation of Results - GAAP to Non-GAAP for basic and diluted shares in the three and six months ended June 30, 2015 on the Investor Relations page of the company’s website at investor.teradata.com.

3.
As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	(in millions)		(in millions)
	2015	2014	2015	2014

Cash provided by operating activities (GAAP)	$80	$138	$302	$481
Less capital expenditures for:
Expenditures for property and equipment	(12)	(9)	(29)	(21)
Additions to capitalized software	(15)	(16)	(30)	(37)
Total capital expenditures	(27)	(25)	(59)	(58)
Free Cash Flow (non-GAAP measure)(3)	$53	$113	$243	$423

Note to Investors
This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, particularly with respect to large capital expenditures for our data and analytics offerings, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry, including the marketing applications and data analytics businesses, as well as the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata (NYSE: TDC) offers a leading portfolio of big data analytic solutions, integrated marketing applications, and services that help organizations gain a sustainable competitive advantage with data. Visit teradata.com.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for per share amounts-unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2015	2014	% Chg	2015	2014	% Chg
Revenue

Products	$256	$300	-15%	$497	$573	-13%
Services	367	376	-2%	708	731	-3%

Total revenue	623	676	-8%	1,205	1,304	-8%

Product gross margin	163	195		295	376
% of Revenue	63.7%	65.0%		59.4%	65.6%
Services gross margin	164	176		309	328
% of Revenue	44.7%	46.8%		43.6%	44.9%

Total gross margin	327	371		604	704
% of Revenue	52.5%	54.9%		50.1%	54.0%

Selling, general and administrative expenses	190	188		374	376
Research and development expenses	59	50		122	106
Impairment of goodwill	340	—		340	—

(Loss) income from operations	(262)	133		(232)	222
% of Revenue	(42.1)%	19.7%		(19.3)%	17.0%

Other income (expense), net	13	(1)		13	(8)

(Loss) income before income taxes	(249)	132		(219)	214
% of Revenue	(40.0)%	19.5%		(18.2)%	16.4%

Income tax expense	16	36		24	59
% Tax rate	(6.4)%	27.3%		(11.0)%	27.6%

Net (loss) income	$(265)	$96		$(243)	$155
% of Revenue	(42.5)%	14.2%		(20.2)%	11.9%

Net (loss) income per common share
Basic	$(1.87)	$0.61		$(1.69)	$0.98
Diluted	$(1.87)	$0.60		$(1.69)	$0.97

Weighted average common shares outstanding
Basic	141.9	156.9		143.6	157.7
Diluted	141.9	159.4		143.6	160.2

SCHEDULE B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions-unaudited)

	June 30,	March 31,	December 31,
	2015	2015	2014
Assets

Current assets
Cash and cash equivalents	$921	$881	$834
Accounts receivable, net	511	583	619
Inventories	46	42	38
Other current assets	99	85	81

Total current assets	1,577	1,591	1,572

Property and equipment, net	160	162	159
Capitalized software, net	194	197	199
Goodwill	590	924	948
Acquired intangible assets	113	122	136
Deferred income taxes	19	19	20
Other assets	82	88	98

Total assets	$2,735	$3,103	$3,132

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$15	$7	$53
Short-term borrowings	—	—	220
Accounts payable	103	148	126
Payroll and benefits liabilities	117	119	125
Deferred revenue	444	492	370
Other current liabilities	78	84	101

Total current liabilities	757	850	995

Long-term debt	585	593	195
Pension and other postemployment plan liabilities	99	95	99
Long-term deferred revenue	17	16	18
Deferred tax liabilities	63	74	86
Other liabilities	28	31	32

Total liabilities	1,549	1,659	1,425

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,098	1,077	1,054
Retained earnings	114	405	656
Accumulated other comprehensive loss	(27)	(39)	(4)

Total stockholders' equity	1,186	1,444	1,707

Total liabilities and stockholders' equity	$2,735	$3,103	$3,132

SCHEDULE C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions-unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2015	2014	2015	2014
Operating activities
Net income	$(265)	$96	$(243)	$155

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	42	43	84	84
Stock-based compensation expense	13	13	30	25
Excess tax benefit from stock-based compensation	—	—	—	(1)
Deferred income taxes	(12)	(7)	(18)	(12)
(Gain) loss on investments	(15)	1	(15)	9
Impairment of goodwill	340	—	340	—
Changes in assets and liabilities:
Receivables	72	57	109	168
Inventories	(4)	(8)	(8)	6
Current payables and accrued expenses	(41)	(1)	(28)	2
Deferred revenue	(46)	(56)	74	53
Other assets and liabilities	(4)	—	(23)	(8)

Net cash provided by operating activities	80	138	302	481

Investing activities
Expenditures for property and equipment	(12)	(9)	(29)	(21)
Additions to capitalized software	(15)	(16)	(30)	(37)
Business acquisitions and other investing activities	14	(3)	14	(7)

Net cash used in investing activities	(13)	(28)	(45)	(65)

Financing activities
Repurchases of common stock	(39)	(98)	(308)	(184)
Proceeds from long-term borrowings	—	—	600	—
Repayments of long-term borrowings	—	(7)	(247)	(11)
Repayments from credit facility borrowings	—	—	(220)	—
Excess tax benefit from stock-based compensation	—	—	—	1
Other financing activities, net	8	7	14	14

Net cash used in financing activities	(31)	(98)	(161)	(180)

Effect of exchange rate changes on cash and cash equivalents	4	—	(9)	3

Increase in cash and cash equivalents	40	12	87	239
Cash and cash equivalents at beginning of period	881	922	834	695

Cash and cash equivalents at end of period	$921	$934	$921	$934

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions-unaudited)

	For the Three Months Ended June 30
	2015	2014	% Change As Reported	% Change Constant Currency
Segment Revenue

Data and Analytics	$575	$623	-8%	-1%
Marketing Applications	48	53	-9%	-3%
Total revenue	623	676	-8%	-2%

Segment gross margin

Data and Analytics	318	355
% of Revenue	55.3%	57.0%

Marketing Applications	20	24
% of Revenue	41.7%	45.3%

Total segment gross margin	338	379
% of Revenue	54.3%	56.1%

Reconciling items (1)	(11)	(8)

Total gross margin	$327	$371
% of Revenue	52.5%	54.9%

	For the Six Months Ended June 30
	2015	2014	% Change As Reported	% Change Constant Currency
Segment Revenue

Data and Analytics	$1,111	$1,200	-7%	-2%
Marketing Applications	94	104	-10%	-3%
Total revenue	1,205	1,304	-8%	-2%

Segment gross margin

Data and Analytics	587	677
% of Revenue	52.8%	56.4%

Marketing Applications	38	47
% of Revenue	40.4%	45.2%

Total segment gross margin	625	724
% of Revenue	51.9%	55.5%

Reconciling items (1)	(21)	(20)

Total gross margin	$604	$704
% of Revenue	50.1%	54.0%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.